Exhibit 99.1

CECO ENVIRONMENTAL TO ACQUIRE PMFG

PMFG Stockholders to Receive $6.85 in Cash and CECO Stock

Creates a Global Leader in Environmental, Energy and Fluid Handling Technologies

$15 million in cost synergies expected to be realized within 24 months

Cincinnati, OH; Dallas, TX, May 4, 2015 — CECO Environmental Corp. (“CECO”) (NasdaqGM: CECE) and PMFG, Inc. (“PMFG”) (NasdaqGM: PMFG), today jointly announced that the companies have entered into a definitive merger agreement in which CECO will acquire PMFG. CECO is a leading global environmental, energy and fluid handling technology company. PMFG is a global provider of engineered equipment for the abatement of air pollution, the separation and filtration of contaminants from gases and liquids, and industrial noise control equipment. The transaction is expected to close in the third quarter of 2015. CECO expects the transaction to be accretive in 2016.

Pursuant to the merger agreement, CECO will acquire all of the outstanding shares of PMFG common stock for cash and stock valued at $6.85 per share (approximately $150 million equity value or $130 million enterprise value), representing a 48% premium to PMFG’s closing share price on May 1, 2015. PMFG’s shareholders may elect to exchange each share of PMFG common stock for either $6.85 in cash or shares of CECO common stock having an equivalent value based on the volume weighted average trading price of CECO common stock for the 15-trading day period ending on the trading day immediately preceding the closing of the merger, subject to a collar. Elections are subject to proration such that PMFG‘s outstanding shares will be exchanged for approximately 55% of CECO common stock and 45% cash.

The completion of the merger is subject to customary closing conditions including the approval of the stockholders of both CECO and PMFG and antitrust approval. CECO has received a financing commitment from Bank of America Merrill Lynch, as Lead Arranger and Administrative Agent, to increase and amend its existing senior credit facility in connection with the merger. The board of directors of each of CECO and PMFG has unanimously approved the transaction. CECO stockholders who combined own approximately 15% of the voting power of CECO have signed voting agreements and irrevocable proxies to vote in favor of the transaction.

Transaction Benefits

CECO and PMFG’s products and end markets are highly complementary and when combined will represent one of the most comprehensive product portfolios in the industry with approximately $500 million in environmental, energy and fluid handling-related revenue. Some key highlights of the combination include the following:

•	Enables CECO to leverage both companies’ blue-chip technology portfolios and highly respected brand-name products (80 years on average) across a variety of applications. The combination of these portfolios will allow the combined company to provide a more comprehensive customer solution from a single source provider.

•	The combination of both silencer technology brands (Burgess Manning at PMFG and Aarding at CECO) will create a leading global manufacturer within the noise reduction and abatement market segment with expanded product alternatives and increased opportunities for the reduction of sourcing costs.

•	PMFG brings one of the leading Selective Catalytic Reduction (SCR) and Selective Non-Catalytic Reduction (SNCR) technologies to the portfolio, which are critical to the control of emissions in both utility and industrial power generation facilities. The addition of PMFG’s SCR and SNCR technologies to CECO’s product portfolio is key to its goal of becoming a complete solutions provider to its customers in the power generation and industrial end markets as well as expanding its presence along the energy value chain.

•	PMFG’s recently acquired CCA Combustion Systems represents another significant addition to CECO’s air pollution control business providing critical combustion control technologies used to reduce air pollutants at the point of combustion for a variety of facilities including utility power plants, paper & pulp mills, chemical plants, oil refineries and ethanol plants. Accordingly, CCA is an ideal technology to integrate within the OneCECO sales initiative.

•	Enhanced selling opportunities through each company’s respective sales channels and cross-selling products to customers across all industries and geographies. Examples include the ability to sell PMFG’s environmental products and services through CECO’s robust sales network in China and increasing CECO’s European sales through PMFG’s well-established sales channels in Europe and the Middle East.

•	The combination will further broaden CECO’s client base for after-market sales and recurring revenue as a larger installed base can be targeted. CECO has made significant investments in building a sales organization focused on targeting key purchasing decision makers at the customer level including facility operators and procurement teams, which are critical relationships to secure after-market orders. The addition of PMFG gives CECO a combined installed base of $5 billion, which significantly expands the opportunity to drive recurring revenue across the company.

Cost Reductions and Operating Synergies

The larger scale and scope of the business will generate numerous opportunities to improve the combined company’s overall cost structure and create operating efficiencies. This combination is expected to generate improved margins by leveraging PMFG’s impressive gross margins, while implementing CECO’s Operational Excellence program. CECO will focus the initial integration efforts on the following areas:

•	Reducing the overlap of the combined company’s global footprint by integrating their respective global supply chains, as well as increasing the operational efficiencies of the combined organization’s manufacturing facilities by leveraging CECO’s asset-light strategy.

•	Improving the efficiency of operating expenditures by consolidating service relationships, eliminating redundant activities and facilities, and driving out costs that are not tightly aligned with CECO’s global growth strategy.

•	Combining best-in-class practices and implementing CECO’s focus on SG&A efficiencies.

In the aggregate, cost savings are estimated to be approximately $15 million and are expected to be realized over 24 months following the close of the transaction. These cost savings will be implemented while CECO maintains a critical focus on strengthening customer and supplier relationships, maintaining quality control and ensuring employee retention.

Jeff Lang, Chief Executive Officer of CECO stated, “This is a major step in the evolution of CECO and we are very excited to bring PMFG into the CECO family. PMFG’s product portfolio is highly complementary to our existing businesses, while enabling us to expand into a number of new applications and growth markets. Not only do we see compelling potential growth opportunities, but believe by combining PMFG’s operations into our own, there are significant opportunities for cost reductions that will expand margins and drive returns for our shareholders. In regard to our balance sheet, CECO has a solid history of generating strong free cash flow, which we will use to quickly drive our debt coverage ratio back towards our target of 2.0 times.”

Mr. Lang continued, “I would like to thank the PMFG team for their significant work and effort on this endeavor. PMFG has a world class operation with strong talent throughout the organization. We are looking forward to their contributions at CECO. Our organizations have a shared vision of global growth, margin expansion and generating long-term value for our shareholders.”

Peter J. Burlage, Chairman and Chief Executive Officer of PMFG commented, “We are excited to be joining forces with CECO and believe the scale and synergies generated by this combination are superior to what could be captured by either organization independently. Furthermore, the structure enables our shareholders to participate in the upside opportunity. The PMFG team is looking forward to working with the CECO team to drive this transaction forward to the benefit of our customers, shareholders and employees.”

Jason DeZwirek, CECO’s Chairman stated, “We have admired PMFG’s product portfolio and gross margins for a number of years and spent considerable time analyzing a potential combination. We believe there are significant strategic and financial benefits to the transaction. This is a unique situation and there are very few opportunities to find companies with such a complementary mix of technologies, customers and geographies. We expect the combined business will be a market leader across numerous categories with nearly half a billion dollars in sales and will have a unique global presence to better serve our customers and drive shareholder value.”

Jefferies LLC is serving as financial advisor to CECO while Stifel, Nicolaus & Company is serving as financial advisor to PMFG. Squire Patton Boggs (US) LLP is serving as legal counsel to CECO and Jones Day is serving as legal counsel to PMFG. In support of this transaction, Bank of America Merrill Lynch, as Lead Arranger and Administrative Agent, has provided a financing commitment for a $25 million increase and amendment to CECO’s existing $195 million Senior Credit Facility.

Additional details regarding the transaction will be included in the Current Reports on Form 8-K that CECO and PMFG will each file with the Securities and Exchange Commission (the “SEC”).

Conference Call Information

CECO Environmental Corp. and PMFG, Inc. will host a conference call today at 10:30 a.m. Eastern Time to discuss the merger. Interested parties may join the conference call by dialing 1-888-510-1785 (within the U.S.) or +1-719-457-2648 (outside of the U.S.). The conference ID is 2835586. The call can also be accessed at CECO Environmental Corp.’s and PMFG, Inc.’s web sites at www.cecoenviro.com and www.pmfginc.com. The telephone replay will be available 2 hours after the end of the call by dialing 1-877-870-5176 (within the U.S.) or +1-858-384-5517 (outside of the U.S.). The replay PIN number is 2835586.

ABOUT CECO ENVIRONMENTAL CORP.

CECO Environmental Corp. is a leading global environmental, energy and fluid handling technology company. Through its well-known brands, CECO Environmental Corp. provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO Environmental Corp. globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO Environmental Corp. is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership.

CECO Environmental Corp. is listed on NASDAQ under the ticker symbol “CECE”. For more information about CECO Environmental Corp., please visit the company’s website at www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, Chief Executive Officer

Ed Prajzner, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

ABOUT PMFG, INC.

PMFG, Inc. is a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. PMFG primarily serves the markets for power generation natural gas infrastructure, and petrochemical processing. Headquartered in Dallas, Texas, PMFG markets its systems and products worldwide.

PMFG, Inc. is listed on NASDAQ under the ticker symbol “PMFG.” For more information about PMFG, Inc. please visit the company’s website at www.pmfginc.com.

Contact:

Mr. Peter J. Burlage, Chief Executive Officer

Mr. Ronald L. McCrummen, Chief Financial Officer

PMFG, Inc.

Phone:    (214) 357-6181

Fax:        (214) 351-0194

www.peerlessmfg.com

or

Mr. Shawn Severson

The Blueshirt Group

Phone:    (415) 489-2198

Email: Shawn@blueshirtgroup.com

Important Information for Investors and Stockholders

The information in this press release is not a substitute for the prospectus/proxy statement that CECO Environmental Corp. (“CECO”) and PMFG, Inc. (“PMFG”) will file with the SEC, which will include a prospectus with respect to shares of CECO common stock to be issued in the merger and a proxy statement of each of CECO and PMFG in connection with the merger between CECO and PMFG (the “Prospectus/Proxy Statement”). The Prospectus/Proxy Statement will be sent or given to the stockholders of CECO and PMFG when it becomes available and will contain important information about the merger and related matters, including detailed risk factors. CECO’s AND PMFG’s SECURITY HOLDERS ARE ADVISED TO READ THE PROSPECTUS/PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Prospectus/Proxy Statement and other documents that will be filed with the SEC by CECO and PMFG will be available without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) CECO Environmental Corp. by mail at 4625 Red Bank Road Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations, by telephone at 800-333-5475 or by going to CECO’s Investor page on its corporate website at www.cecoenviro.com; or (2) PMFG, Inc. by mail at 14651 North Dallas Parkway Suite 500, Dallas, Texas 75254, Attention: Investor Relations, by telephone at 877-879-7634, or by going to PMFG, Inc.’s Investors page on its corporate website at www.pmfginc.com. A final proxy statement or proxy/prospectus statement will be mailed to stockholders of CECO and PMFG as of their respective record dates.

The information in this press release is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Proxy Solicitation

CECO and PMFG, and certain of their respective directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of CECO is set forth in the proxy statement for CECO’s 2015 annual meeting of stockholders and CECO’s 10-K for the year ended December 31, 2014. Information about the directors and executive officers of PMFG is set forth in the proxy statement for PMFG’s 2014 annual meeting of shareholders and PMFG’s Form 10-K for the year ended June 28, 2014. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

Safe Harbor for Forward-Looking Statements

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations of the proposed merger and related transactions and future results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and should be evaluated accordingly. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “target,” “should,” “may,” “will” and similar expressions and their negative forms are intended to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability to complete the proposed merger and related transactions between CECO and PMFG; the receipt of regulatory and stockholder approvals; the availability of financing contemplated by the bank commitment obtained by CECO; the ability to successfully integrate CECO’s and PMFG’s operations, product lines, technologies and employees; the ability to realize revenue and customer growth opportunities, combined revenue goals, marketing and cost synergies from the proposed merger between CECO and PMFG in a timely manner or at all; factors related to the businesses of CECO and PMFG including economic, political and financial market conditions generally and economic conditions in CECO’s and PMFG’s target markets; dependence on fixed-price contracts and the risks associated with those contracts, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period-to-period due to cyclicality of the businesses; the effect of the merger and related transactions on each of CECO’s and PMFG’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; unknown, underestimated or undisclosed commitments or liabilities; the potential for fluctuations in prices for manufactured components and raw materials; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the substantial amount of debt expected to be incurred in connection with the proposed merger and CECO’s ability to repay or refinance it, incur additional debt in the future or obtain a certain debt coverage ratio; diversion of management time from each of CECO’s and PMFG’s ongoing operations; the impact of federal, state or local government regulations; and the effect of competition in the air pollution control and industrial ventilation industry.

These and other risks and uncertainties are discussed in more detail in CECO’s and PMFG’s current and future filings with the SEC, including CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on March 18, 2015 and PMFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on September 10, 2014. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only as of the date the statement is made. All forward-looking statements attributable to CECO or PMFG or persons acting on behalf of either CECO or PMFG are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s and PMFG’s respective filings with the SEC. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither CECO nor PMFG undertakes any obligation to update or review any forward-looking statement or information, whether as a result of new information, future events or otherwise, except as required by law.